Exhibit 10.3

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT dated as of September 28, 2012 (this “Amendment”), is entered into among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto and the Lenders identified on the signature pages hereto, and acknowledged by BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

STATEMENT OF PURPOSE

The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of March 23, 2011 (as amended on September 28, 2011, February 28, 2012 and May 8, 2012 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has advised the Lenders that the Borrower intends to borrow second-lien term loans in an aggregate principal amount of $200,000,000.

In connection therewith, the Borrower has requested that the Lenders agree to amend the Credit Agreement as more specifically set forth herein. Subject to the terms and conditions set forth herein, each of the Lenders party hereto have agreed to grant such requests of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Capitalized Terms. Except as otherwise provided herein, all capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement (as amended by this Amendment).

2.	Amendments.

a.    The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by adding the words “, the Intercreditor Agreement” immediately after the words “the Security Documents”.
b.    The definition of “Increase Effective Date” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.
c.    The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:
“Liquidity Amount” means, as of any date of measurement thereof, (A) the aggregate amount (measured at the market value thereof on such date in Dollars, using the applicable Spot Rate on such date with respect to any amounts valued in a currency other than Dollars) of all Liquid Investments on such date, but excluding therefrom any Liquid Investment that is restricted from payment to (i) the Administrative Agent or any Person in satisfaction of the Obligations in any manner, (ii) the administrative agent for the Second Lien Credit Agreement or any Person in satisfaction of the Obligations (as defined in the Second Lien Credit Agreement as in effect on the Second Lien Credit Agreement Closing Date) in any manner or (iii) is otherwise not readily available to the Borrower in cash (including any amounts held by a Subsidiary which may not be dividended, loaned or otherwise distributed to the Loan Parties (directly or indirectly) without a prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of such Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its equity holders) plus (B) the amount by which the Aggregate Commitments exceed the Outstanding Amount of First Lien Loans and L/C-BA Obligations on such date.
“Specified Indebtedness” means any unsecured Indebtedness that is expressly subordinated to the prior payment in full in cash of the Obligations on customary subordination terms (including without limitation, any such Indebtedness that is convertible into or exchangeable for Equity Interests (other than any Disqualified Equity Interest)) of the Borrower, so long as, (i) no such Indebtedness shall be guaranteed by any Subsidiary of a Loan Party other than such Subsidiaries that are Guarantors of the Obligations, (ii) such Indebtedness shall have a maturity date not earlier than a date that is 180 days after the Maturity Date, (iii) such Indebtedness shall be subject to financial and other covenants, if any, that are no more restrictive than the covenants contained in this Agreement and (iv) the terms and conditions of such Indebtedness are otherwise reasonably satisfactory to the Administrative Agent.
d.    Section 1.01 of the Credit Agreement is hereby further amended by adding the following new definitions in proper alphabetical sequence:
“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other Disposition to, or any exchange of property with, any Person (other than the Borrower or any Guarantor), in one transaction or a series of transactions, of all or any part of the Borrower's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of the Borrower's Subsidiaries, other than (x) Dispositions in the form of Restricted Payments permitted under Section 7.06 or Investments permitted under Section 7.02 and (y) sales or other Dispositions of Excluded Assets; provided that any Disposition of Excluded Assets described in clauses (i), (ii), (iii), (iv) and (vii) of the defined term “Excluded Assets” shall not be deemed to be an Asset Sale solely to the extent such Disposition is in the ordinary course of business.
“Cash” means money, currency or a credit balance in any demand account or Deposit Account.
“Consolidated Total Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Funded Indebtedness as of such date and (b) up to $250,000,000 of Specified Indebtedness of the Loan Parties as of such date.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended on or prior to such date.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Excluded Assets” means (i) products, energy systems, Equity Interests in Solar Installation Subsidiaries, Equity Interests in Non-Recourse Subsidiaries, services or accounts receivable or sales of joint venture enterprises in each case related to the Borrower's solar energy segment, (ii) damaged, worn-out or obsolete assets (including the abandonment or other Disposition of intellectual property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole), (iii) inventory, (iv) licenses and sublicenses by the Borrower or any of its Subsidiaries of software or intellectual property), (v) a transfer of assets between or among the Borrower and its Subsidiaries, (vi) an issuance of Equity Interests by a Subsidiary of the Borrower to the Borrower or to a Subsidiary of the Borrower; (vii) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business; (viii) the granting of Liens not prohibited by Section 7.01 and (ix) Cash or Cash Equivalents.
“First Lien Collateral Agent” means Bank of America, in its capacity as first lien collateral agent under the Intercreditor Agreement, or any successor first lien collateral agent.
“Goldman Sachs” means Goldman Sachs Bank USA, and its successors.
“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of September 28, 2012, among the Borrower, Bank of America, as First Lien Collateral Agent and Goldman Sachs, as Second Lien Collateral Agent, which shall be in form and substance satisfactory to the Administrative Agent.
“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Borrower or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.
“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by the Borrower or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by the Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Borrower or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.
“Prepayment Notice” has the meaning specified in Section 2.05(i).
“Second Lien Collateral Agent” means Goldman Sachs, in its capacity as second lien collateral agent under the Intercreditor Agreement, or any successor second lien collateral agent.
“Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of September 28, 2012 (the “Second Lien Credit Agreement Closing Date”), among the Borrower, Goldman Sachs, as administrative agent and each lender from time to time party thereto, which shall be in form and substance satisfactory to the Administrative Agent; as the same may be amended from time to time in accordance with the provisions thereof, hereof and of the Intercreditor Agreement.
“Second Lien Credit Agreement Closing Date” has the meaning specified in the definition of “Second Lien Credit Agreement”.
“Second Lien Indebtedness” shall mean any Indebtedness incurred pursuant to Section 7.03(n).
“Second Lien Loan Documents” means the “Loan Documents” as defined in the Second Lien Credit Agreement.

“Specified Second Lien Payment Test” means, at any time with respect to a prepayment of the Second Lien Indebtedness under Section 2.05(h) or Section 7.14, immediately after giving pro forma effect to such specified transaction, (i) the pro forma Consolidated Leverage Ratio, determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), shall be less than or equal to 2.00 to 1.00, (ii) the Liquidity Amount shall be more than or equal to the minimum Liquidity Amount specified for the applicable Consolidated EBITDA for the twelve month period ending on the most recent fiscal quarter end in Section 7.11(b) and (iii) no Default or Event of Default shall have occurred and be continuing at the time of such prepayment or would result therefrom.
e.    Section 2.05 of the Credit Agreement is hereby amended by adding the following subsections immediately after subsection (d) thereof:

“(e)    No later than the first Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds, the Borrower shall apply 100% of the Net Asset Sale Proceeds received to make prepayments in accordance with Section 2.05(h); provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Asset Sale Proceeds from the Second Lien Credit Agreement Closing Date through the applicable date of determination do not exceed $100,000,000, the Borrower shall have the option, directly or through one or more of its Subsidiaries, to use such Net Asset Sale Proceeds for permitted acquisitions, Capital Expenditures or otherwise reinvest such Net Asset Sale Proceeds in other assets that are not classified as current assets, in each case, (x) that are used or useful in the business of the Borrower and its Subsidiaries and (y) that comprise Collateral to the extent such property or asset sold or otherwise Disposed of was Collateral, within one year of receipt of such Net Asset Sale Proceeds (subject to, if the Borrower or the applicable Subsidiary enters into a binding commitment to reinvest such proceeds not later than the end of such one-year period with the good faith expectation that such proceeds will be applied to satisfy such reinvestment commitment within 180 days, an extension for a period of up to an additional 180 days from the end of such one-year period).

(f)    No later than the first Business Day following the date of receipt by the Borrower or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, the Borrower shall apply 100% of the Net Insurance/Condemnation Proceeds received to make prepayments in accordance with Section 2.05(h); provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Insurance/Condemnation Proceeds from the Second Lien Credit Agreement Closing Date through the applicable date of determination do not exceed $50,000,000, the Borrower shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds in other long term assets which investment may include the repair, restoration or replacement of the applicable assets thereof, in each case, (x) that are useful in the business of the Borrower and its Subsidiaries and (y) that comprise Collateral to the extent such property or asset sold or otherwise Disposed of was Collateral, within one year of receipt thereof (subject to, if the Borrower or the applicable Subsidiary enters into a binding commitment to reinvest such proceeds not later than the end of such one-year period with the good faith expectation that such proceeds will be applied to satisfy such reinvestment commitment within 180 days, an extension for a period of up to an additional 180 days from the end of such one-year period).

(g)    On the date of receipt by the Borrower or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of the Borrower or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 7.03), the Borrower shall apply an amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, to make prepayments in accordance with Section 2.05(h)(ii).

(h)(i) Mandatory prepayments pursuant to clause (e) or (f) of this Section 2.05 shall be applied in the following order of priority so long as, immediately after giving pro forma effect to such prepayment, the Specified Second Lien Payment Test is met:

A.pro rata to prepay that portion of the Obligations constituting unpaid principal of the Loans and L/C-BA Borrowings; and

B.the balance, if any, to prepay Second Lien Indebtedness in accordance with Section 2.05(d) of the Second Lien Credit Agreement.

(ii)    Mandatory prepayments pursuant to (1) clause (e) or (f) of this Section 2.05 if immediately after giving pro forma effect to such prepayment, the Specified Second Lien Payment Test is not met or (2) clause (g) of this Section 2.05, shall be applied in the following order of priority:

A.pro rata to prepay that portion of the Obligations constituting unpaid principal of the Loans and L/C-BA Borrowings;

B.pro rata to Cash Collateralize that portion of L/C-BA Obligations composed of the aggregate undrawn amount of Letters of Credit and the maximum amount of all Bankers' Acceptances then outstanding (with no corresponding permanent reduction in any Lender's Commitment); and

C.the balance, if any, to permanently reduce pro rata the Lenders' Commitments under this Agreement.

(i)The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment required to be made pursuant to clause (e), (f) or (g) of this Section 2.05 at least five (5) Business Days (or such shorter time agreed to by the Administrative Agent in its discretion) prior to the date of such prepayment (a “Prepayment Notice”). Each such Prepayment Notice shall contain a certificate of a Responsible Officer (A) demonstrating the calculation of the amount of the applicable net proceeds (or reasonable good faith estimate thereof), (B) either specifying the projected date of such prepayment (which in no event shall be after the date of prepayment required pursuant to Section 2.05(e) through (f), as applicable) or notice of the Borrower's intent to exercise its option to reinvest such amounts as provided under Sections 2.05(b)(e) and (f), as applicable and (C) provide a reasonably detailed calculation of the amount of such prepayment (or reasonable good faith estimate thereof). The Administrative Agent will promptly notify each Lender of the contents of such Prepayment Notice and of such Lender's pro rata share of the applicable prepayment. In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly deliver a supplemental Prepayment Notice to the Administrative Agent, which, in addition to the requirements of the initial Prepayment Notice with respect to such mandatory prepayment, shall contain a certificate of a Responsible Officer demonstrating the derivation of such excess. The procedures described in this Section 2.05(i) with respect to the making of such prepayment shall be followed with respect to such excess.

f.    Section 2.06 of the Credit Agreement is hereby amended by amending and restating clause (ii) of the proviso thereto in its entirety to read as follows:

“(ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof (or such smaller or different amount if such reduction is being made as a corresponding permanent reduction of the Aggregate Commitments in connection with a mandatory prepayment made pursuant to Section 2.05(e) or Section 2.05(f))”.

g.    Section 2.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“[Reserved]”.

h.    Section 3.04(b) of the Credit Agreement is hereby amended by (i) adding the words “Liquidity and” to the beginning of the title of such subsection and (ii) adding the words “liquidity or” in the third line thereof immediately after the words “if any, regarding” and immediately prior to the words “capital requirements”.

i.    Section 5.14(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)    None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940 or a “principal underwriter” of a “registered investment company” (as such terms are defined in the Investment Company Act of 1940).”

j.    Section 5.16 of the Credit Agreement is hereby amended by deleting the phrase “in all material respects” from the second line thereof appearing immediately after the words “is in compliance”.

k.    A new Section 5.21 is added to the Credit Agreement to read in full as follows:

“5.21. PATRIOT Act.    To the extent applicable, each Loan Party and its Subsidiaries are in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.”.

l.    Section 6.12 of the Credit Agreement is hereby amended by deleting the period at the end thereof and adding the following proviso:

“; provided that in no event shall any prepayment of any Second Lien Indebtedness be funded by the proceeds of any Borrowings incurred under this Agreement.”.

m.    Section 6.13 of the Credit Agreement is hereby amended by:

(i)	replacing the term “Guaranty Joinder”, where used in subclauses (a) and (b), with the term “Guaranty Joinder Agreement” and

(ii)	replacing the term “Non-Recourse Indebtedness”, where used in subclause (d), with the term “Non-Recourse Project Indebtedness”.

n.    A new Section 6.18 and Section 6.19 are hereby added to the Credit Agreement to read in full as follows:

“6.18    Lenders Meetings. The Borrower will, upon the request of Administrative Agent or Required Lenders, participate in a meeting of the Administrative Agent and Lenders once during each fiscal year to be held at the Borrower's corporate offices (or at such other location as may be agreed to by the Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

6.19    Maintenance of Ratings. At all times, the Borrower shall make commercially reasonable efforts to maintain a public corporate family rating issued by Moody's and a public corporate credit rating issued by S&P.”.

o.    Section 7.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (p) thereof, (ii) replacing the period at the end of clause (q) thereof with “; and” and adding a new subsection (r) thereto which shall read in its entirety as follows:

“(r)    Liens securing Indebtedness permitted to be incurred pursuant to Section 7.03(n); provided that such Liens are subordinated to the Liens securing the Obligations and otherwise comply with the terms of the Intercreditor Agreement.”.

p.    Section 7.03(h) of the Credit Agreement is hereby amended by amending and restating the proviso in its entirety to read as follows:

“provided that the pro forma Consolidated Leverage Ratio test specified in clause (B) above shall not apply to Specified Indebtedness in an aggregate principal amount of up to $250 million and in lieu thereof, the Borrower shall be required to be in pro forma compliance with (x) the Consolidated Leverage Ratio test and the Consolidated Total Leverage Ratio test specified in Section 7.11(a) and (y) the Liquidity Amount test specified in Section 7.11(b) for the applicable Consolidated EBITDA amount, in each case determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b)”.
q.    Section 7.03 of the Credit Agreement is hereby further amended by (i) deleting the word “and” at the end of subsection (l) thereof, (ii) replacing the period at the end of clause (m) thereof with “; and” and (iii) adding a new subsection (n) thereto which shall read in its entirety as follows:

“(n)    (i) Indebtedness under the Second Lien Credit Agreement in an aggregate principal amount not to exceed the sum of $250,000,000, and (ii) any refinancings, refundings, renewals or extensions thereof not to exceed the maximum amount permitted under the immediately preceding clause (i); provided that (A) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, (B) the direct or any contingent obligor (including any Guarantees by any Subsidiaries) with respect thereto is not changed other than in connection with a transaction permitted by Section 7.04 between and among Subsidiaries none of which are Guarantors, or all of which are Guarantors, prior to such transaction, and (C) the terms relating to any such Indebtedness refinancing, refunding, renewing or extending such Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are in compliance with the requirements of the Intercreditor Agreement. No Second Lien Indebtedness shall be guaranteed by any Subsidiary of a Loan Party other than such Subsidiaries that are Guarantors of the Obligations.”.

r.    Section 7.05(d) of the Credit Agreement is hereby amended by adding the phrase “by the Borrower or any Subsidiary” immediately after the words “to the Borrower or” and immediately before the words “to a wholly-owned Subsidiary;”.

s.    Section 7.06 of the Credit Agreement is hereby amended by amending and restating the lead-in clause in its entirety to read as follows:

“Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (other than in the case of subsection (a) below), so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:”.
t.    Section 7.09(a) of the Credit Agreement is hereby amended by (i) deleting the word “or” at the end of clause (C) of the proviso thereto and (ii) adding a new clause (E) to such proviso which shall read in its entirety as follows:

“or (E) agreements governing Indebtedness permitted under Section 7.03(n) (but only to the extent that the limitations on any Loan Party included in such agreements comply with the terms of the Intercreditor Agreement).”.
u.    Section 7.09(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, except to the extent of obligations that, individually or in the aggregate, are not material to the Borrower or any Subsidiary”.
v.    Section 7.11(a) of the Credit Agreement is hereby amended by (x) changing the heading from “Consolidated Leverage Ratio” to “Consolidated Leverage Ratio and Consolidated Total Leverage Ratio” and (y) adding a new clause (iii) thereto, which shall read in its entirety as follows:

“(iii) So long as any Specified Indebtedness is outstanding, permit the Consolidated Total Leverage Ratio at any time to be greater than 3.25 to 1.00.”.
w.    Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.14 Prepayment of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (i) any unsecured Indebtedness incurred pursuant to Section 7.03(h) or 7.03(l) (other than as permitted pursuant to Section 7.03(l)) or (ii) any Second Lien Indebtedness (other than as permitted pursuant to Section 7.03(n)); provided that, in the case of clause (ii) of this Section 7.14, such prepayment may only be funded by internally generated cash flow of the Borrower and its Subsidiaries (and, for the avoidance of doubt, in no event shall be funded by Committed Loans or any other Indebtedness incurred under this Agreement) if and only if immediately after giving pro forma effect to such prepayment of Second Lien Indebtedness, the Specified Second Lien Payment Test is met.”.
x.    Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Amend, modify or change in any manner materially adverse to the interests of the Lenders or in any manner contrary to the terms of the Intercreditor Agreement any term or condition of any Second Lien Indebtedness, or any term or condition of any Indebtedness set forth in Schedule 7.03, or any term or condition of any Senior Unsecured Notes except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.03(b), or, with respect to Senior Unsecured Notes, Section 7.03(l), or with respect to the Second Lien Indebtedness, Section 7.03(n).”
y.    Section 9.01 of the Credit Agreement is hereby amended by:

(i)	adding the following parenthetical clause at the end of the first sentence thereof:
“(including without limitation, to enter into the Intercreditor Agreement on behalf of the Lenders and the L/C Issuer)”; and

(ii)	adding the following sentence at the end thereof:
“In performing its functions and duties hereunder, each of the Administrative Agent and the L/C Issuer, shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.”.
z.    Section 9.03(b) of the Credit Agreement is hereby amended by replacing “; and” at the end thereof with the following language:

“, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and”.
aa.    Section 10.04(d) of the Credit Agreement is hereby amended by replacing the words “no Borrower” in the second line thereof with “neither the Borrower nor any other Loan Party”.

bb.    Section 10.06(c) of the Credit Agreement is hereby amended by replacing the word “an” appearing in the first line thereof immediately after the words “solely for this purpose as” with the words “a non-fiduciary”.

cc.    Section 10.07 of the Credit Agreement is hereby amended by:

(i)	deleting the phrase “or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c)” from clause (f)(i) of the first paragraph thereof and

(ii)	adding the following sentence at the end of the first paragraph thereof:
“In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.”.
dd.    The introductory paragraph to Section 10.13 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“If (i) any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), (ii) any Lender (a “Non-Consenting Lender”) does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 10.01 but requires the consent of such Lender, or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:”.
ee.    Section 10.14 of the Credit Agreement is hereby amended by:

(i)	replacing the first two words after the title of each of subclauses (b) and (c), which words are “THE BORROWER”, with the phrase “EACH OF THE BORROWER AND EACH LOAN PARTY” and

(ii)	adding the following parenthetical to subclause (b) thereof immediately after the words “APPELLATE COURT FROM ANY THEREOF” and before the words “, IN ANY ACTION OR PROCEEDING”:
“(OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY DOCUMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO)”.

3.	Conditions to Effectiveness. This Amendment shall be effective as of the date hereof upon satisfaction of each of the following conditions (the “Fourth Amendment Effective Date”):

a.	Executed Amendment. The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent.

b.
Intercreditor Agreement. The Intercreditor Agreement shall have been duly executed by each of the Borrower, the First Priority Representative and the Second Priority Representative and shall be in full force and effect.

c.
Opinion. The Administrative Agent shall have received a favorable opinion of Bryan Cave LLP, counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

d.
Closing Certificates and Resolutions: The Administrative Agent shall have received such officer's certificates and resolutions as the Administrative Agent or the Required Lenders may reasonably request.

e.
Fees and Expenses. The Administrative Agent (or, at its option, its specified affiliate) shall have received: (i) an amendment fee for the account of each Lender that consents to this Amendment by executing and delivering this Amendment to the Administrative Agent appropriately completed on or prior to 5:00 p.m., Eastern time, on September 25, 2012, in an amount equal to 0.125% of the sum of such Lender's Commitment, and, without duplication, any Committed Loans, L/C-BA Obligations and Swing Line Loans, as applicable, under the Credit Agreement and (ii) all fees and expenses required to be paid on or before the date hereof in connection with this Amendment in accordance with Section 10.04 of the Credit Agreement (as amended by this Amendment) or any other fee letter or Loan Document, including, without limitation, the reasonable fees, charges and disbursements of counsel and financial advisor to the Administrative Agent.

f.
Second Lien Credit Agreement. All conditions precedent contained in the Second Lien Loan Documents shall have been satisfied (or shall be satisfied substantially concurrently with the effectiveness hereof) without amendment or waiver thereof, the Second Lien Credit Agreement shall have become effective (or shall be effective substantially concurrently with the effectiveness hereof) in accordance with its terms and the funding of the loans thereunder shall have been made (or shall be made substantially concurrently with the effectiveness hereof).

4.Post-Effectiveness Obligations.

a.
Within 30 days following the Fourth Amendment Effective Date (or such longer period as may be agreed by the Administrative Agent in its sole discretion) (the “Applicable Period”), each Loan Party shall be in compliance with the requirements of Section 4.2 of the Pledge and Security Agreement with respect to any Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts included in the Collateral, it being understood and agreed that so long as the Loan Parties comply with such Section 4.2 within the Applicable Period, the Loan Parties shall be deemed to be in compliance with such Section 4.2 for all other purposes of the Loan Documents until the earlier of (x) the first date on which such compliance has actually occurred or (y) the last day of the Applicable Period.

b.
Not later than 10 days after the Fourth Amendment Effective Date (unless a longer period is granted by the Administrative Agent in its sole discretion), the Borrower shall have delivered to the Administrative Agent evidence in form and substance satisfactory to the Administrative Agent that the Borrower is in good standing and qualified to engage in business in the State of Missouri.

5.Ratification of Loan Documents. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (as amended hereby).

6.Authority/Enforceability. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

a.
Such Loan Party has the right, power and authority and has taken all necessary action to authorize the execution, delivery and performance of this Amendment and each of the other documents executed in connection herewith to which it is a party in accordance with their respective terms.

b.
This Amendment and each other document executed in connection herewith has been duly executed and delivered by such Loan Party and constitutes such Loan Party's legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

c.
No consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, is required in connection with the execution, delivery or performance by such Loan Party of this Amendment.

d.
The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of such Loan Party's, or its Subsidiaries' Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to such Loan Party or any of such Loan Party's Subsidiaries.

7.Effect of the Agreement. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification of or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among any Loan Party, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

8.Representations and Warranties/No Default. By their execution hereof and after giving effect to Section 4(a) hereof, each Loan Party hereby certifies, represents and warrants to the Administrative Agent and the Lenders that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent that (i) any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, in which case such representation or warranty is true and correct in all respects as of the date hereof or (ii) any such representation or warranty relates only to an earlier date, in which case such representation or warranty shall remain true and correct as of such earlier date) and that no Default or Event of Default has occurred and is continuing.

9.Reaffirmations. Each Loan Party (a) agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Loan Party under, or release such Loan Party from any obligations under, the Credit Agreement and each other Loan Document to which it is a party, (b) confirms and reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party and (c) agrees that the Credit Agreement and each other Loan Document to which it is a party remain in full force and effect and are hereby ratified and confirmed. In furtherance of the reaffirmations set forth in this Section 9, (i) each Loan Party hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, and reaffirms its prior grant to the Administrative Agent for the ratable benefit of the Secured Parties of, a security interest in, all Collateral and all proceeds thereof as security for the Obligations, in each case subject to any applicable terms and conditions set forth in the Loan Document to which it is a party and (ii) each Guarantor hereby ratifies and reaffirms its guarantees of the Obligations.

10.Release of Liability. The Borrower and each Guarantor (each a “Releasing Person”) each hereby releases, discharges and acquits, absolutely, unconditionally, irrevocably and forever, the Administrative Agent, each Lender and each affiliate thereof, each of the officers, directors, attorneys, agents and employees of the Administrative Agent or any Lender or affiliate thereof, and each of their respective heirs, representatives, successors and assigns (each, a “Released Person”), from any and all claims, demands, debts, accounts, contracts, torts, liabilities, actions and causes of action, whether in law or in equity, that any Releasing Person now has or at any time had against any Released Person, or that any Releasing Person or the successors or assigns of any Releasing Person hereafter has or at any time had against any Released Person, based on, arising out of or in any way related to the commitments for or funding or use of proceeds of any extensions of credit under the Credit Agreement or the Loan Documents or any transactions thereunder or any act, omission or event in any manner relating thereto, including all such claims, actions and causes of action whether accrued or not accrued and whether or not known or suspected by any Releasing Person to exist in its favor.

11.	Miscellaneous.

a.	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

b.
Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

c.
Electronic Transmission. A facsimile, telecopy, pdf or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy, pdf or other reproduction hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	MEMC ELECTRONIC MATERIALS, INC.,
	By:	/s/ Brian Wuebbels
Name: Brian Wuebbels
Title: Executive Vice President & Chief Financial Officer

GUARANTORS:	ENFLEX CORPORATION
	By:	/s/ Brian Wuebbels
Name: Brian Wuebbels
Title: Authorized Officer

MEMC HOLDINGS CORPORATION
By:	/s/ Brian Wuebbels
Name: Brian Wuebbels
Title: Authorized Officer

MEMC INTERNATIONAL, INC.
By:	/s/ Brian Wuebbels
Name: Brian Wuebbels
Title: Authorized Officer

MEMC PASADENA, INC.
By:	/s/ Brian Wuebbels
Name: Brian Wuebbels
Title: Authorized Officer

NVT, LLC
By:	/s/ Brian Wuebbels
Name: Brian Wuebbels
Title: Authorized Officer

SOLAICX
By:	/s/ Brian Wuebbels
Name: Brian Wuebbels
Title: Authorized Officer

SUN EDISON LLC
By:	/s/ Brian Wuebbels
Name: Brian Wuebbels
Title: Authorized Officer

SUNEDISON CANADA, LLC
By:	/s/ Brian Wuebbels
Name: Brian Wuebbels
Title: Authorized Officer

SUNEDISON INTERNATIONAL, LLC
By:	/s/ Brian Wuebbels
Name: Brian Wuebbels
Title: Authorized Officer

FOTOWATIO RENEWABLE VENTURES, INC.
By:	/s/ Brian Wuebbels
Name: Brian Wuebbels
Title: Authorized Officer

Acknowledged by ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
	By:	/s/ John W. Woodiell III
Name: John W. Woodiell, III
Title: Managing Director

LENDER:	BANK OF AMERICA, N.A.
	By:	/s/ John W. Woodiell III
Name: John W. Woodiell, III
Title: Managing Director

LENDER:	Associated Bank, N.A.
	By:	/s/ Mark Weitekamp
Name: Mark Weitekamp
Title: Sr. Vice President

LENDER:	Banc of America Credit Products, Inc.
	By:	/s/ Erik Grossman
Name: Erik Grossman
Title: Vice President

LENDER:	CITIBANK, N.A.
	By:	/s/ Louis Esposito
Name: Louis Esposito
Title: Director

LENDER:	Deutsche Bank AG New York Branch
	By:	/s/ Courtney E. Meehan
Name: Courtney E. Meehan
Title: Vice President

Deutsche Bank AG New York Branch
By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

LENDER:	Goldman Sachs Bank USA
	By:	/s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

LENDER:	HSBC Bank USA, N.A.
	By:	/s/ Rino Falsone
Name: Rino Falsone
Title: Assistant Vice President

LENDER:	Tennenbaum Opportunities Fund V, LP
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager
	By:	/s/ Rajneesh Vig
Name:Rajneesh Vig
Title: Managing Partner

Tennenbaum Opportunities Fund IV, LLC
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager
By:	/s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Partner

LENDER:	U.S. Bank National Association
	By:	/s/ Suzanne E. Geiger
Name: Suzanne E. Geiger
Title: Senior Vice President